COMMERCIAL SUBLEASE

GROUND FLOOR – BRUNO and 12TH FLOOR - ALAIA

8499 BRIDGEPORT ROAD, RICHMOND, BRITISH COLUMBIA

between

HOTEL VERSANTE LTD.

and

CLUB VERSANTE MANAGEMENT LTD.

TABLE OF CONTENTS

294188.00001/96542276.6

COMMERCIAL SUBLEASE

THIS COMMERCIAL SUBLEASE (the "**Sublease**"), is made and entered into as of August 1, 2021 (the "**Effective Date**"), by and between Hotel Versante Ltd. (Inc. No. BC0982997) ("**Sublandlord**"), a company incorporated under the laws of British Columbia, and Club Versante Management Ltd. (Inc. No. BC0987253) ("**Subtenant**"), a company incorporated under the laws of British Columbia.

1. SUBLET PREMISES AND FOOD AND BEVERAGE LICENSE.

SUBLET PREMISES

. Sublandlord leases the building located at 8499 Bridgeport Road, Richmond, British Columbia and known as "Versante Hotel" (the "**Building**") and situated upon the real property legally described in **Exhibit A** attached hereto and by this reference incorporated herein (the "**Real Property**") pursuant to a lease dated August 1, 2021 ("**Head Lease**") between the Sublandlord, as tenant, and RCC Holdings Ltd. (the "**Head Landlord**"). The site plan of the Real Property showing the Building is attached hereto as **Exhibit B** and is incorporated herein by this reference. In consideration of the mutual promises, covenants and conditions herein set forth, and subject to the consent of the Head Landlord, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, for the Term (defined below) of this Sublease, those certain Sublet Premises located on the ground floor in the Building and the 12th and 13th floor of the Building containing approximately 424.2 square metres of Gross Leasable Area (as defined below) on the ground floor and approximately 229.3 square metres of Gross Leasable Area (as defined below) on the 12th and 13th floor as shown by yellow highlight on the diagram of the Sublet Premises attached hereto as **Exhibit C**, which exhibits are incorporated herein by this reference (the "**Sublet Premises**"). For purposes of this Sublease, (a) the "**Project**" means the Sublet Premises, the Building, the Common Areas (as defined in Section 12.1 below), and, to the extent not included within the foregoing, the Real Property and the parking areas, sidewalks, driveways and parking and street access to the Sublet Premises and/or the Building; and (b) "**Gross Leasable Area**" of the Sublet Premises or any other interior space in the Project intended primarily for the exclusive use by an occupant for any length of time means the interior space of the Sublet Premises or such other interior space as measured from the inside face of all walls within such Sublet Premises or other interior space, and shall not include common areas.

FOOD AND BEVERAGE LICENSE

. Sublandlord hereby grants to the Subtenant an irrevocable and exclusive royalty-free license for the duration of the Term (as defined below) to provide to the Building, the Project and the occupants thereof with the supply of food and beverage services and products together with all ancillary services and products on such terms and conditions as the Subtenant may determine in its sole discretion. The Sublandlord will take best efforts to ensure that no person other than the Subtenant will provide food and beverage services and products in the Building and the Project except with the prior written consent of the Subtenant. Notwithstanding anything to the contrary in this Sublease, the Subtenant may assign this license to any party without the consent of the Sublandlord.

SUBLANDLORD'S COVENANTS

. Sublandlord covenants and agrees with the Subtenant:

1.3.1 that Sublandlord has the authority to grant this Sublease in favour of the Subtenant;

1.3.2 to enforce against the Head Landlord for the benefit of the Subtenant the obligations of the Head Landlord under the Head Lease that materially affect the Sublet Premises;

1.3.3 to perform all of the obligations of the Sublandlord under this Sublease; and

1.3.4 (to perform all of the obligations of the Sublandlord under the Head Lease that materially affect the Sublet Premises, including without limitation the payment of Rent pursuant to the Head Lease.

2. TERM.

TERM

. The "**Initial Term**" shall mean ten (10) Sublease Years less one day, commencing on the Rent Commencement Date (as defined in Section 3.1 below), and ending on the day prior to the last day of the tenth (10th) Sublease Year, unless sooner terminated or extended as provided herein. For purposes of this Sublease, the word "**Term**" shall mean the Initial Term and any Extension Term (as defined in Section 2.3.1 below), and the "**Expiration Date**" shall mean the last day of the last Sublease Year of the Term.

SUBLEASE YEAR

. For the purpose of this Sublease, the term "**Sublease Year**" shall mean and refer to that period of twelve (12) full consecutive calendar months beginning with the first full calendar month of the Term and each subsequent period of twelve (12) consecutive calendar months during the Term.

2.3 EXTENSION.

2.3.1 Subtenant shall have the option to extend the Term for two (2) consecutive five (5) year period(s) (each an "**Extension Term**") upon the same terms and conditions as contained in this Sublease. The Base Rent for each Extension Term shall be as set forth in Article 3 below. To exercise an extension option, Subtenant shall give Sublandlord notice ("**Subtenant's Extension Notice**") at least ninety (90) days prior to the then-current Expiration Date (the "**Extension Deadline**"). Subtenant's Extension Notice shall be effective to extend the Term without further documentation except that if Subtenant exercises its option to extend the Term and there is no fixed Base Rent for the applicable Extension Term set forth in this Sublease, then Sublandlord and Subtenant will enter into a written amendment to this Sublease setting forth the agreed upon Base Rent that will be applicable during any such Extension Term.

3. RENT.

BASE RENT

. Subject to Section 3.2, Subtenant shall pay to Sublandlord at Sublandlord's address provided in Section 23 of this Sublease, or to such other person or at such other place as Sublandlord may designate in writing, rent as follows ("**Base Rent**"):

Initial Term:

Period	Monthly Installment	Annual Rent
August 1, 2021 to July 30, 2031	$20,000.00	$240,000.00

Extension Term(s)

Period	Monthly Installment	Annual Rent
July 31, 2031 to July 30, 2036	$22,000.00	$264,000.00
July 31, 2036 to July 30, 2041	$24,200.00	$290,400.00

The above Base Rent schedule is inclusive of all charges other than Real Property Taxes, Sublandlord's Insurance, utilities consumed directly by Subtenant and payable to a third party and Operating Expenses

and Subtenant will not pay any other charges to Sublandlord except as otherwise expressly set out herein.

Subtenant shall begin to pay Base Rent and all other charges hereunder on September 29, 2021 (the "**Rent Commencement Date**"). Subtenant shall continue to pay Base Rent in monthly installments on or before the first day of every month thereafter during the Term. Subtenant shall have a thirty (30) day grace period to pay Base Rent, Annual Additional Rent (as defined in Article 12) and any other charges due for the initial month of the Term (or partial month as the case may be) in order to initialize its administrative procedures. During such grace period, no late fees, interest or penalties shall accrue, nor shall Subtenant be deemed to be in default. Base Rent, Annual Additional Rent (and any other charges due) for any period during the Term less than one calendar month shall be prorated on a daily basis based on a three hundred sixty-five (365) day year. Except for paying Base Rent, Annual Additional Rent and the other charges expressly provided elsewhere in this Sublease, Subtenant has no obligation to pay Sublandlord any other amounts. Any reference to dollars in this Sublease shall be deemed a reference to Canadian Dollars, unless otherwise stipulated. Subtenant shall pay, in addition to the Base Rent and Annual Additional Rent, any applicable GST, PST or HST, value-added or other similar taxes (the "**Sublease Taxes**") assessed on such rental payments of Subtenant under this Sublease in accordance with the provisions of the legislation imposing such tax or taxes. Subtenant shall pay the Sublease Taxes to Sublandlord on the date that Subtenant is required to make the payment to Sublandlord to which such Sublease Taxes apply. Sublandlord acknowledges and agrees that Subtenant, at Subtenant's option, shall have the right to pay amounts due under this Sublease to Sublandlord via electronic funds transfer, and that Sublandlord shall cooperate with Subtenant, if necessary, to establish that manner of payment by Subtenant.

ABATEMENT OF RENT

.

3.2.1 In the event that all or any portion of the hotel being operated from within the Building is not open for business to the general public for any reason whatsoever, the Base Rent and the Annual Additional Rent (as defined below) under this Sublease shall abate for the entire Sublet Premises on a per diem basis from the date the hotel being operated from within the Building is not open for business to the general public to the date that the same opens for business to the general public.

3.2.2 In the event that the Sublandlord fails to undertake any maintenance, repair or other similar work under this Sublease (including, for greater certainty, Section 6.2 of this Sublease), the Base Rent and the Annual Additional Rent (as defined below) under this Sublease shall abate for the entire Sublet Premises on a per diem basis from the date of written notice from the Subtenant to the Sublandlord in respect of such failure by the Sublandlord until the Sublandlord fulfils its obligations to undertake such outstanding maintenance, repair or similar work in accordance with this Sublease to the satisfaction of the Subtenant, acting reasonably.

4. CONDITION OF THE SUBLET PREMISES, POSSESSION AND SUBTENANT ALLOWANCE.

CONDITION OF THE SUBLET PREMISES

. Sublandlord represents and warrants that, as of the Commencement Date, the Common Areas and all other parts of the Project, all structural elements, the foundation, roof, roof membrane and roof system, exterior walls, plumbing, electrical and other mechanical systems (a) are complete and comply with all federal, provincial, and local laws, by-laws, guidelines, codes, rules and regulations including, without limitation, grease traps or grease interceptors, and all handicapped accessibility standards and (b) are seismically and otherwise sound and in good, workable and sanitary order, condition, and repair at the time of delivery of the Sublet Premises to Subtenant and throughout the Term of this Sublease. Sublandlord shall correct any latent defects promptly after Subtenant notifies Sublandlord of any such defect.

5. USE.

USE

. Subtenant may use and occupy the Sublet Premises for a restaurant or any other lawful use including, without limitation, the sale of beer, wine and spirits.

COMPLIANCE WITH LAW

. During the Term, Subtenant, at its expense, shall comply promptly with all laws, rules, and regulations made by any governmental authority having jurisdiction over Subtenant's use of the Sublet Premises pertaining to: (a) the physical condition of any improvements constructed by Subtenant in the Sublet Premises; and (b) Subtenant's specific business operations in the Sublet Premises. Subtenant shall not be required to make any seismic or structural upgrades, repairs, improvements or alterations to the Sublet Premises, the Project in order to comply with the requirements of this Section. Sublandlord, at its sole cost and expense, shall comply with all other laws, by-laws, rules, regulations, and ordinances made by any governmental authority affecting the Project, including, without limitation, all accessibility for the disabled requirements.

NO CONTINUOUS OPERATIONS

. Subtenant may operate (or not operate) its business in such manner and at such hours as Subtenant considers proper in Subtenant's sole business judgment. The parties acknowledge that Subtenant has no obligation to open or operate at the Sublet Premises.

5.4 EXCLUSIVITY.

5.4.1 Subtenant's Exclusive. Sublandlord shall not use or allow any other person or entity (except Subtenant or any affiliate of Subtenant) to use all or any portion of the Real Property for full service, sit-down restaurant with wait staff and table service serving a complete dinner menu.

5.4.2 Violations and Contests. If Subtenant claims that a violation of the exclusivity granted hereunder shall have occurred and Sublandlord or any other person or entity contests Subtenant's claim, Subtenant shall be entitled, with Sublandlord's full assistance, to audit the sales records of the person or entity whose activities are the subject of Subtenant's claim in order to determine whether any such violation has occurred and to make a full accounting of any such violations. In addition to all of Subtenant's other rights and remedies contained in this Sublease, at law or in equity with respect to any such violation, Subtenant shall be entitled to a fifty percent (50%) reduction of Base Rent and Annual Additional Rent for the entire time during which any such violation exists, and Sublandlord shall pay the amount of such reduction that may have accrued prior to the determination of the dates during which such violations occurred or shall credit any such amount toward the payment of Subtenant's Base Rent and Annual Additional Rent thereafter coming due.

6. MAINTENANCE, REPAIRS, AND ALTERATIONS.

SUBTENANT'S OBLIGATIONS

. Subject to the provisions of Sections 6.2 and 6.3 and Articles 9 and 15, Subtenant, at Subtenant's expense, shall keep the Sublet Premises in good order and repair, including maintaining all Subtenant's improvements. Notwithstanding any provision to the contrary, Subtenant's obligations under this Section shall not include making (a) any repair or improvement necessitated by the negligence or willful misconduct of Sublandlord, its agents, employees or servants; (b) any repair or improvement caused by Sublandlord's failure to perform its obligations hereunder or under any other agreement between Sublandlord and Subtenant; or (c) any structural or seismic repairs, improvements or alterations to the Sublet Premises or the Project.

SUBLANDLORD'S OBLIGATIONS

. Except for repairs, maintenance and replacements to the Sublet Premises for which Subtenant is responsible under Section 6.1, Sublandlord shall maintain, repair and make replacements to the Sublet Premises and the other portions of the Project (including the Common Areas) including maintaining all mechanical, plumbing, HVAC, electrical and lighting, facilities and equipment and systems within the Sublet Premises and exclusively serving the Sublet Premises, and the doors, and plate glass of the Premise. Sublandlord shall, at its sole cost and expense (subject to Subtenant's payment obligations, if any, pursuant to Article 12 below), make the repairs and replacements and perform such work that is necessary to maintain the Project in a condition comparable to other first-class hotel buildings in the Metro Vancouver metropolitan area. Such repairs, replacements and maintenance shall include (without limitation) (a) the upkeep of the roof, roof membrane and roof systems (gutters, downspouts and the like), foundation, exterior walls, interior structural walls, and all structural components of the Sublet Premises, the Building and the Project and (b) the maintenance and repair of all parking areas, sidewalks, concrete, landscaping and drainage systems on the Real Property and all utility systems (including mechanical, plumbing, electrical, lighting, and HVAC equipment and systems) that does not exclusively serve either the Sublet Premises or any other particular subtenant's Sublet Premises. Sublandlord may allocate the cost of such maintenance and repairs equitably among all tenants, if and to the extent provided in Article 12. Sublandlord shall make all repairs under this Section promptly after Sublandlord learns of the need for such repairs but in any event within thirty (30) days after Subtenant notifies Sublandlord of the need for such repairs. If Sublandlord fails to make such repairs within thirty (30) days after Subtenant's written notice (except when the repairs require more than thirty (30) days for performance and Sublandlord commences the repair within thirty (30) days and diligently pursues the repair to completion), Subtenant may, at its option, undertake such repairs and deduct the cost thereof from the installments of Base Rent and Monthly Estimated Rent next falling due. Notwithstanding the foregoing, in the event of an emergency, Subtenant may give Sublandlord such shorter notice as is practicable under the circumstances, and if Sublandlord fails to make such repairs immediately after being notified by Subtenant, Subtenant may immediately undertake such repairs and deduct the cost thereof from the installments of Base Rent and Additional Annual Rent next falling due.

SURRENDER

. Upon the expiration or termination of this Sublease, Subtenant shall surrender the Sublet Premises to Sublandlord in broom clean condition, except for ordinary wear and tear and damage caused by fire or other casualty, whether or not insured or insurable.

SUBLANDLORD'S RIGHTS

. If Subtenant fails to perform Subtenant's obligations under this Article, Sublandlord may, but shall not be required to, enter upon the Sublet Premises, after thirty (30) days prior written notice to Subtenant, and put the same in good order, condition and repair, and the reasonable costs thereof shall become due and payable as additional rental to Sublandlord together with Subtenant's next Base Rent installment falling due after Subtenant's receipt of an invoice for such costs. Notwithstanding the foregoing, Sublandlord's rights under this Section shall be subject to Section 21.14.

6.5 ALTERATIONS AND ADDITIONS.

6.5.1 Initial Improvements. Subtenant, at Subtenant's cost, may install such fixtures and finishes communications and internet services infrastructure and other initial Subtenant improvements in or about the Sublet Premises as Subtenant deems necessary or desirable for the conduct of Subtenant's business therein (the "**Initial Improvements**").

6.5.2 Subsequent Improvements. After the installation of the Initial Improvements, Subtenant may make such non-structural alterations, improvements and additions to or about the Sublet Premises including, without limitation, improving or upgrading its communications and internet services to the Sublet Premises, changing color schemes, installing new countertops, flooring, wall-covering and modifying the layout of Subtenant fixtures (the "**Subsequent Improvements**"), as Subtenant deems necessary or desirable without obtaining Sublandlord's consent. Notwithstanding the foregoing, Subtenant shall not make any alterations, improvements, additions or repairs in, on, or about

the Sublet Premises which affect the structure or the mechanical systems of the Building (to the extent the mechanical systems do not exclusively serve the Sublet Premises) without Sublandlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Sublandlord shall cooperate with Subtenant for the installation of any Subsequent Improvements and shall be deemed to have approved any subsequent improvement proposed by Subtenant unless Sublandlord disapproves of Subtenant's proposal in writing within fourteen (14) days of receiving Subtenant's proposal and request for consent.

6.5.3 Liens. Subtenant shall not permit any construction lien to be levied against the Sublet Premises for any labour or material furnished to Subtenant or to its agents or contractors; provided, however, that Subtenant shall not be required to pay or otherwise satisfy any claims or discharge such liens so long as Subtenant, in good faith and at its own expense, contests the same or the validity thereof by appropriate proceedings and posts a bond or takes other steps acceptable to Sublandlord that remove such lien enforcement thereof.

6.6 <u>OWNERSHIP AND REMOVAL OF IMPROVEMENTS, FIXTURES, EQUIPMENT AND FURNISHINGS.</u>

6.6.1 The term "**Subtenant's Personal Property**" shall mean all personal property, furnishings, machinery, trade fixtures, equipment and improvements (trade or otherwise) which Subtenant installs in the Sublet Premises including without limitation the following: partitions, screens, art, plant walls along with the irrigation and suspended plants, specialized lighting fixtures, movable boulders, menu boards, signage and other non-structural design elements. Until or upon the termination or expiration of the Term, Subtenant may, from time to time, remove Subtenant's Personal Property from the Sublet Premises no later than the termination or expiration date of the Term. In addition, Subtenant may remove from the Sublet Premises, all items installed by Subtenant that are indicative of Subtenant's business and may otherwise "de-identify" the Sublet Premises and/or the Building as Subtenant reasonably believes necessary or appropriate for the protection of Subtenant's interest in Subtenant's trademarks, trade names or copyrights. Subtenant shall repair any damage to the Sublet Premises or the Building caused by such removal, including patching and filling holes. Notwithstanding the foregoing, in no event shall Subtenant be entitled pursuant to this Section 6.6.1 to remove, nor shall Subtenant be required to remove, any restroom fixtures, flooring, ceilings, walls or utility or electrical components located inside the walls nor any portions of the HVAC system(s). Sublandlord shall not have the right to place or permit liens, charges or other encumbrances on any of Subtenant's Personal Property and Sublandlord waives and releases any and all liens or charges, whether statutory or under common law, on Subtenant's Personal Property which may be located from time to time in or about the Sublet Premises.

6.6.2 Except for items installed by Subtenant that are indicative of Subtenant's business and/or that Subtenant reasonably believes necessary or appropriate for the protection of Subtenant's interest in Subtenant's trademarks, trade names or copyrights, all of Subtenant's Personal Property not removed from the Sublet Premises on the date this Sublease terminates or expires shall be deemed abandoned and shall thereupon become the property of Sublandlord.

7. INSURANCE; INDEMNITY.

<u>SUBTENANT'S INSURANCE</u>

. As of the Rent Commencement Date through the expiration or earlier termination of the Term of this Sublease, Subtenant shall obtain and keep in full force and effect the following insurance:

7.1.1 Liability Insurance. Bodily injury, personal injury and property damage insurance, including Sublandlord as additional insured, against Subtenant's liability arising out of Subtenant's use or occupancy of the Sublet Premises. In no event shall this additional insured status extend to the independent liability or negligence of the additional insured or where Subtenant does not have an obligation pursuant to Section 7.4 of this Sublease. Subtenant's liability insurance coverage shall include an "each occurrence" limit of not less than One Million Dollars ($1,000,000) and a general aggregate limit of not less than Two Million Dollars ($2,000,000).

7.1.2 Property Insurance. Commercial property form insurance with a special form endorsement providing coverage on a replacement cost basis for Subtenant's trade fixtures, equipment and inventory in the Sublet Premises. During the Term, Subtenant shall use the proceeds from any such policy or policies of insurance for the repair or replacement of the insured property unless Subtenant elects to terminate this Sublease pursuant to Article 9 hereof. Sublandlord shall have no interest in any insurance proceeds Subtenant receives for Subtenant's Property and Sublandlord shall sign all documents which are necessary or appropriate in connection with the settlement of any claim or loss by Subtenant. Subtenant's policies shall not be contributing with or in excess of any coverage which Sublandlord shall carry on the Building and the Project.

SUBLANDLORD'S INSURANCE

. As of the Effective Date through the expiration or earlier termination of the Term of this Sublease, Sublandlord shall obtain and keep in full force and effect, the following insurance ("**Sublandlord's Insurance**"). Upon Subtenant's request, Sublandlo[illegible] provide Subtenant with a copy of the certificate(s) evidencing such coverage and a premium bill for Sublandlord's Insurance.

7.2.1 Liability Insurance. Bodily injury, personal injury and property damage insurance (to include contractual liability) insuring against claims of bodily injury or death, personal injury or property damage arising out of or in connection with: (a) Sublandlord's and its agents', employees', or independent contractors' conduct upon, in or about the Sublet Premises, and (b) events occurring in the balance of the Project, including (without limitation) the Common Areas, with an each occurrence limit of not less than One Million Dollars ($1,000,000) and a general aggregate limit of not less than Five Million Dollars ($5,000,000). Subtenant shall be named as an additional insured under Sublandlord's liability insurance policies. Sublandlord's Insurance shall be primary with respect to any claim covered by this Section 7.2.1.

7.2.2 Property Insurance. Special Form commercial property insurance insuring the Building and the Project (but excluding any property which Subtenant is obligated to insure under Section 7.1.2), for the full replacement value, as such value may change from time to time. Subtenant shall be named as an additional loss payee (to the extent of its interest therein from time to time) under Sublandlord's property insurance policy(ies).

WAIVER OF SUBROGATION

. Notwithstanding any other provisions of this Sublease to the contrary, neither Sublandlord nor Subtenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) for any loss or damage to any building, structure or other tangible property, or any resulting loss of income and benefits (even though such loss or damage might have been occasioned by the negligence of such party its agents or employees) if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage, or which would have been covered by insurance required to be maintained pursuant to this Sublease. This waiver of subrogation applies to covered losses above or below the property deductible. Sublandlord and Subtenant shall require their respective insurance companies to include a waiver of subrogation provision in their respective policies in accordance with this Section 7.3.

INDEMNIFICATION BY SUBTENANT

. Provided that Sublandlord notifies Subtenant in writing of any such third party claims within five (5) days after Sublandlord becomes aware of such claim, Subtenant shall defend, protect, indemnify, and hold Sublandlord and Sublandlord's agents, officers, directors, employees, and contractors harmless from and against any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable legal fees) resulting in any third party claims occasioned by or arising out of: (a) Subtenant's use or occupancy of the Sublet Premises; or (b) any intentional conduct or negligence of Subtenant or Subtenant's agents, employees, or contractors. This indemnity does not include the intentional or negligent acts or omissions of Sublandlord or its agents, officers, contractors or employees; however, the foregoing to the contrary notwithstanding, it shall remain subject to Section 7.3 above. This indemnity shall survive the expiration or earlier termination of this

Sublease only as to claims arising out of events that occur during the Term and Subtenant's occupancy of the Sublet Premises. Notwithstanding any provision of this Sublease to the contrary, the provisions of this Section 7.4 and Subtenant's covenants to provide insurance as provided in this Sublease shall in no event extend to Sublandlord's independent liability.

INDEMNIFICATION BY SUBLANDLORD

. Sublandlord shall defend, protect, indemnify, and hold Subtenant and Subtenant's agents, officers, directors, employees, and contractors harmless from and against any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable legal fees) by or on behalf of any person, entity, or governmental authority occasioned by or arising out of: (a) events occurring in the Common Areas or any other portion of the Project (excluding those events expressly covered by Subtenant's indemnification obligations set forth in Section 7.4 above, and only to the extent applicable); (b) any intentional conduct or negligence of Sublandlord or Sublandlord's agents, employees, or independent contractors; (c) any breach or default in the performance of any obligation on Sublandlord's part to be performed under this Sublease; or (d) the failure of any representation or warranty made by Sublandlord herein to be true when made. This indemnity does not include the intentional or negligent acts or omissions of Subtenant or its agents, officers, contractors or employees; however, the foregoing to the contrary notwithstanding, it shall remain subject to Section 7.3 above. This indemnity shall survive the expiration or earlier termination of this Sublease. Notwithstanding any provision of this Sublease to the contrary, the provisions of this Section 7.5 and Sublandlord's covenants to provide insurance as provided in this Sublease shall in no event extend to Subtenant's independent liability.

8. ENVIRONMENTAL LIABILITY.

ENVIRONMENTAL LAW

. The term "**Environmental Law**" means any federal, provincial, local law, by-law, statute, ordinance, regulation, guideline or order and all amendments thereto pertaining to health, industrial hygiene, environmental conditions or Hazardous Substances.

HAZARDOUS SUBSTANCE

. The term "**Hazardous Substance**" shall mean any substance that is actually or allegedly harmful to human life, animal life, or vegetation or any other portion of the environment; toxic substances and vapors, wastes, or pollutants; and hazardous or dangerous substances or vapors, including any substances defined, listed and/or regulated by any Environmental Law or by common law decision including, without limitation, chlorinated solvents, petroleum products or by-products, asbestos, polychlorinated biphenyl, toxic mold, radioactive material or substances which cannot be disposed of in a common landfill or require special handling or permits in conjunction with disposal.

SUBLANDLORD'S COVENANTS

. Sublandlord warrants, represents, covenants and agrees as follows:

8.3.1 To the best of Sublandlord's knowledge, no Hazardous Substance has been released, discharged or disposed of on, under or about the Sublet Premises or the Project (or off-site of the Real Property which might affect the Project) by any entity or person, or from any source whatsoever. Without limiting the foregoing, Sublandlord represents that the following constitutes all information in Sublandlord's possession or control concerning any release of Hazardous Substances on, under or about the Sublet Premises or the Project (or off-site of the Real Property that might affect the Project) including, without limitation, sampling data, environmental studies or reports, environmental site assessments, building surveys, and historical use reviews (collectively, "**Environmental Reports.**"), all of which have been provided to Subtenant:

8.3.2 Sublandlord shall require each of its employees, agents, contractors, subcontractors, tenants, subtenants, or any other party over whom Sublandlord has supervision or control or right of the same to comply with all applicable Environmental Laws.

8.3.3 Without limiting the foregoing and to the best of Sublandlord's knowledge, (a) there are no underground storage tanks on or under the Sublet Premises or any other portion of Project; (b) no underground storage tanks have been removed from the Real Property; (c) there is no asbestos or asbestos containing material in or on the Sublet Premises or any other portion of the Project, and no asbestos or asbestos containing material has been removed from the Sublet Premises or the Project; (d) no facilities involving the manufacture or disposal of any Hazardous Substance or the use or storage of more than five hundred (500) gallons of any Hazardous Substance per year, including, without limitation, gasoline stations, automobile repair facilities, dry cleaners, photo developing laboratories, junkyards, landfills, waste treatment storage, disposal, processing or recycling facilities have been located on or adjacent to the Sublet Premises or the Real Property.

8.3.4 Sublandlord shall give prompt written notice to Subtenant of: (a) any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance in, on, under or about the Project (or off-site of the Real Property that might affect the Project) or related to any loss or injury that might result from any Hazardous Substance; (b) all claims made or threatened by any third party against Sublandlord or the Project relating to any loss or injury resulting from any Hazardous Substance; and (c) Sublandlord's discovery of any occurrence or condition in, on, under or about the Project (or off-site of the Real Property that might affect the Project) that could cause the Project, or any part thereof, to be subject to any restriction on occupancy or use of the Project under any Environmental Law.

8.3.5 Subject to Subtenant's obligations set forth in Section 8.5.1, if any Hazardous Substance is deposited, released, stored, disposed, discovered or present in or on the Sublet Premises or the Project in violation of Environmental Laws, Sublandlord, at Sublandlord's expense, shall promptly and diligently, to the extent required by any applicable law, including (without limitation) any Environmental Laws, rules, regulations and policies of any governmental entity with jurisdiction over the same, and in compliance with such laws, remove, transport and dispose of such Hazardous Substance. Sublandlord, at Sublandlord's expense, shall promptly and diligently investigate any claim from Subtenant concerning the presence or suspected presence of a Hazardous Substance on or in the Project, including (without limitation) the sampling, monitoring and analysis of soil (both surface and subsurface), groundwater and air quality (both indoor and outdoor). Such investigation shall be performed by environmental contractors reasonably acceptable to Subtenant. Sublandlord shall use its best efforts to minimize direct and indirect impact on Subtenant, including its operations in the Sublet Premises and effective use of the Common Areas, if any, during all activities related to remediation. Without limiting the foregoing, prior to the Commencement Date, Sublandlord shall, at its sole cost and expense, remove all asbestos and asbestos-containing material from the Sublet Premises. If any asbestos or asbestos-containing material is discovered in the Sublet Premises during Subtenant's inspection of the Sublet Premises, construction of its initial or subsequent Subtenant improvements or at any other time during the Term, then Sublandlord shall promptly remove the same or cause it to be removed at Sublandlord's sole cost and expense and if the foregoing delays the construction or installation of Subtenant's improvements, then the Rent Commencement Date shall be extended two (2) days for each day of delay. In the event that there shall now or in the future (a) exist any Hazardous Substance in, on, under or about the Sublet Premises or any other portion of the Project (not caused by Subtenant) or (b) any remedial action takes place on or around the Project, that materially or adversely affects Subtenant's use of or operations from the Sublet Premises, access to or visibility of the Sublet Premises or the Building, Subtenant's construction of its improvements or Subtenant's use of the Common Areas (collectively "**Interference**"), then, (i) Base Rent and all other charges payable under this Sublease shall be equitably abated in proportion to the effect of the Interference on Subtenant's operations; (ii) if Subtenant, in its sole discretion, decides to cease operating in the Sublet Premises, then (a) all Base Rent and all other charges payable under this Sublease shall abate until the date on which Subtenant is reasonably able to reopen for business from the Sublet Premises without any Interference and (b) for each day of closure, Sublandlord shall pay to Subtenant, as liquidated damages and not as a penalty, the sum of Five Hundred Dollars ($500.00) per diem; (iii) if such Interference occurs prior to the Rent Commencement

Date, then the Rent Commencement Date shall be delayed for two (2) days for each day of Interference (notwithstanding anything in Section 3.1 of this Sublease to the contrary); and (iv) if such Interference continues for more than ninety (90) days, Subtenant may terminate this Sublease, in which event Sublandlord shall pay to Subtenant within twenty (20) days of the date Subtenant vacates the Sublet Premises an amount equal to the unamortized portion (based on straight-line amortization over a period of years equal to the Initial Term) of Subtenant's store development costs incurred in connection with the Sublet Premises, including (without limitation) legal fees, design fees, consultant fees (whether the foregoing fees are incurred by outside or in-house personnel), permitting fees, site selection costs, and construction costs, plus all other costs and expenses incurred by Subtenant in connection with this Sublease and/or the Sublet Premises.

SUBTENANT'S USE OF ANY HAZARDOUS SUBSTANCE

. Subtenant may store, use, dispose of in and/or remove from the Sublet Premises, ordinary and customary amounts of Hazardous Substances such as, but not limited to, cleaning solutions, as are typical for Subtenant's operations; provided, however, that in each case such storage, use, disposal and removal are conducted in accordance with Environmental Laws applicable to such storage, use, disposal and removal.

8.5 INDEMNITIES.

8.5.1 Subtenant shall protect, defend, indemnify, and hold harmless Sublandlord and Sublandlord's agents, officers, directors, contractors, employees, parents, subsidiaries, successors and assigns (each, a "**Sublandlord Indemnified Party**") from and against any and all loss, damages, costs, claims, liability or expense ("**Claims**") actually incurred by such Sublandlord Indemnified Party, to the extent such Claims arise out of or are attributable to the storage, use, disposal, and removal from the Sublet Premises of Hazardous Substance by Subtenant or Subtenant's authorized agents, contractors, or employees. The foregoing indemnity shall include, without limitation, all third-party legal or other professional fees actually incurred by such Sublandlord Indemnified Party and the cost of repairs and improvements necessary to return the Sublet Premises to the physical condition existing prior to undertaking any activity giving rise to such Claims. This indemnity shall survive the termination of this Sublease.

8.5.2 Sublandlord shall protect, defend, indemnify and hold harmless Subtenant and Subtenant's agents, officers, directors, contractors, employees, parents, subsidiaries, successors and assigns (each, a "**Subtenant Indemnified Party**") from and against any Claims directly or indirectly related to: (a) a violation of or responsibility under Environmental Laws, except to the extent such Claims are directly related to the use, manufacture, storage, release or disposal of a Hazardous Substance on the Sublet Premises or the Project by such Subtenant Indemnified Party; and/or (b) a breach of any representation, warranty, covenant or agreement contained in this Article. The foregoing indemnity shall include, without limitation, all third-party legal or other professional fees actually incurred by such Subtenant Indemnified Party and the cost of repairs and improvements necessary to return the Sublet Premises to the physical condition existing prior to undertaking any activity giving rise to such Claims. This indemnity shall survive the termination of this Sublease. If any Environmental Law or any remedial or response activity concerning Hazardous Substances in, on, under or about the Sublet Premises or any other portion of the Project adversely affects Subtenant's operations in the Sublet Premises or effective use of any Common Areas, then, except to the extent such remedial or response activity is due to a Claim for which a Sublandlord Indemnified Party is entitled to indemnification under Section 8.5.1, above, and in addition to all other remedies provided in this Sublease, if is operating in the Sublet Premises, Subtenant may cease operating in the Sublet Premises and, in such event, Base Rent and all other charges under this Sublease shall be abated. If such remedial or response activity shall continue for ninety (90) days, Subtenant may terminate this Sublease.

9. DAMAGE OR DESTRUCTION.

MATERIAL DAMAGE

. If the Sublet Premises, the Building, or any other portion of the Project is damaged or destroyed by fire or any casualty which cannot, despite diligent, good faith efforts be repaired or restored within one hundred eighty (180) days following the date on which such damage occurs, then Subtenant may elect to terminate this Sublease effective as of the date of such damage or destruction. Within thirty (30) days after the date of such damage, the parties shall reasonably determine how long the repair and restoration will take. After that determination has been made, Subtenant shall have a period of thirty (30) days to terminate this Sublease by giving written notice to Sublandlord.

REPAIR AFTER DAMAGE

. If Subtenant does not give written notice of Subtenant's election to terminate as provided in Section 9.1, then Sublandlord shall, subject to the provisions of this Section, immediately commence and diligently pursue to completion the repair of such damage so that the Sublet Premises, the Building, and all other portions of the Project to a condition of similar quality, character and utility for Subtenant's purposes prior to such damage. Notwithstanding anything contained herein to the contrary, if the Sublet Premises, the Building, and all other portions of the Project are not repaired and restored within one hundred eighty (180) days from the date of the damage, Subtenant may terminate this Sublease at any time before Sublandlord completes the repairs and delivers the restored Sublet Premises to Subtenant. If Subtenant does not so terminate, Sublandlord shall diligently continue to restore the Sublet Premises, the Building, and all other portions of the Project. In the event of termination, Sublandlord shall return any prepaid Base Rent and other prepaid amounts to Subtenant within thirty (30) days from the date of termination of this Sublease.

UNINSURED DAMAGE

. If damage or destruction is caused by a peril not required to be insured against hereunder and for which insurance proceeds are not available, either Sublandlord or Subtenant may terminate this Sublease by thirty (30) days written notice to the other of its election so to do and this Sublease shall be deemed to have terminated as of such date unless the other party agrees in writing to pay for such repairs or restoration.

DAMAGE DURING FINAL TWO YEARS

. If any damage or destruction occurs to the Sublet Premises, the Building, the Common Areas, or, to the extent not included within the foregoing, the Project during the last two (2) years of the Initial Term or any Extension Term and the cost to repair the damage exceeds Fifty Thousand Dollars ($50,000.00), either Sublandlord or Subtenant may terminate this Sublease upon giving the other party thirty (30) days written notice; provided, however, that if Sublandlord notifies Subtenant that it wishes to terminate this Sublease, then Subtenant may, if it has not already done so, exercise its right to extend the Term of this Sublease under Section 2.3 whereupon Sublandlord's election to terminate shall be null and void.

ABATEMENT OF RENT

. If Sublandlord is required to repair or restore the Sublet Premises, the Building, and all other portions of the Project under any provision of this Article and Subtenant's use of the Sublet Premises is affected, then until Sublandlord completes such repair or restoration, Base Rent and Annual Additional Rent shall abate from the date of destruction based on the degree of impact such damage and repairs have on Subtenant's operations within the Sublet Premises as measured by the proportionate reduction in Subtenant's sales volume. Sublandlord and Subtenant agree that (a) Subtenant's inability to fully utilize the Sublet Premises, the Building, and all other portions of the Project in the state that existed prior to such damage will cause Subtenant to suffer certain losses which are extremely difficult to determine as of the date of this Sublease, including, without limitation, lost sales and business opportunity, delay costs and employee wages, and lost profits; (b) the value of the foregoing abatement of rent is a reasonable estimate of the damages and losses that would be incurred by Subtenant as a result of such inability to fully utilize the Sublet Premises, the Building, and all other portions of the Project; and (c) such amount shall constitute Subtenant's liquidated damages remedy to compensate Subtenant for such damages and losses.

10. PROPERTY TAXES.

DEFINITION OF "REAL PROPERTY TAXES"

. For purposes of this Sublease, the phrase "**Real Property Taxes**" shall include general real estate taxes and assessments payable with respect to the Real Property that are imposed by any authority having the power to tax any legal or equitable interest of Sublandlord in the Real Property; provided, however, that assessments shall be prorated and divided into the maximum number of installments permitted by law and only the current portion shall be included in Real Property Taxes for any Sublease Year. Notwithstanding the foregoing, Real Property Taxes shall not include (a) any inheritance, estate, succession, transfer, gift, franchise, or capital stock provincial or federal tax; (b) any gross or net income taxes; (c) any excise taxes imposed upon Sublandlord based upon gross or net rentals or other income received by it; (d) Real Property taxes assessed against the Real Property for periods of time prior to the Rent Commencement Date; or (e) penalties related to the late payment of use property taxes.

PAYMENT OF REAL PROPERTY TAXES

. As of the Rent Commencement Date, Sublandlord represents and warrants that (a) Sublandlord has paid in full Real Property Taxes due as of the Rent Commencement Date, and (b) Sublandlord shall pay when due all future Real Property Taxes. Sublandlord shall render to Subtenant, promptly after the receipt of the tax bill applicable to the Sublet Premises for a given period during the Term, a full complete and legible copy of such tax bill and a statement showing the amount of Real Property Taxes and indicating in reasonable detail the items included in Real Property Taxes and the computation of Subtenant's Pro Rata Share of Real Property Taxes. For each Sublease Year during the Term, Subtenant shall pay Sublandlord, as additional rent, Subtenant's Pro Rata Share of Real Property Taxes in the manner set forth in Article 12. Subject to making estimated payments pursuant to Article 12, Subtenant shall pay Real Property Taxes only as such taxes become due and payable during the Term (as defined in Section 2.1), prorated for any partial assessment period occurring immediately before the Rent Commencement Date and after the Expiration Date. If Real Property Taxes assessed against the Property for periods of time during the Term are billed by the applicable taxing authorities following the expiration or earlier termination of the Term, the parties agree that the Real Property Taxes for such period during the Term shall be calculated based on the Real Property Taxes billed by the applicable taxing authorities for the immediately preceding period during the Term, in full satisfaction of such reimbursement obligation to Sublandlord. In the event the taxing authority offers a discounted tax rate or a penalty rate based on the date of payment, Subtenant's property tax shall be calculated at the lowest possible discounted amount regardless of the date of Sublandlord's payment to the taxing authority. Subtenant shall have the right to challenge, at its sole expense, the Real Property Taxes and Sublandlord agrees to provide whatever assistance or cooperation that Subtenant may reasonably require, including Sublandlord's agreement to sign all necessary instruments in connection with such application or appeal. Upon the request of Subtenant, and if required to preserve the right to challenge such taxes, Sublandlord will pay all Real Property Taxes under protest or in such other manner as will preserve the right to challenge such taxes. Subtenant may challenge Real Property Taxes if Subtenant pays any protested amount to Sublandlord. Sublandlord will reimburse Subtenant for Subtenant's Pro Rata Share of any refund of Real Property Taxes received as a result of any tax contest.

PERSONAL PROPERTY TAXES

. Subtenant shall pay, prior to delinquency, all personal property taxes assessed against Subtenant directly and applicable to its personal property located in the Sublet Premises.

PROPERTY TAX PROTECTION

. Notwithstanding anything contained herein to the contrary, if Sublandlord sells or transfers the Project, or if a change of ownership occurs and as a direct result the Real Property Taxes increase, Subtenant shall not be obligated to pay any portion of such increase becoming due during the Initial Term.

UTILITIES.

UTILITIES

. Sublandlord shall pay all utility connection fees (including without limitation all water and sewer connection fees), traffic impact fees and any other impact and extraordinary fees that are associated with the construction of Subtenant's Initial Improvements or Subtenant's use of the Sublet Premises. At Sublandlord's sole cost and expense, Sublandlord shall ensure data communications infrastructure in the form of broadband cable or broadband fiber is located on the Real Property and available for Subtenant's use at the Sublet Premises. Subtenant shall have the right to sufficient utilities and ventilation to support its intended use of the Sublet Premises. Subsequent to the Commencement Date, Subtenant shall pay directly to the applicable utility provider the utility charges for all water, sewer, gas and electricity used by Subtenant during the Term. In the event any utility serving the Sublet Premises is not separately metered, Sublandlord shall, at its sole cost and expense, install a sub-meter prior to the Commencement Date, maintain such meters during the Term and read such meters and submit a utility statement to Subtenant at least once each calendar quarter. Such statement shall show in reasonable detail the calculation of Subtenant's utility charge and shall be accompanied with a copy of Sublandlord's utility bill for such period. Sublandlord shall not charge Subtenant a rate for any utility in excess of the lesser of the rate Sublandlord pays the supplier of the service or the rate at which Subtenant could purchase the services directly through an available supplier. Subtenant shall pay to Sublandlord a utility charge for any sub-metered utility used by Subtenant in the Sublet Premises within thirty (30) days after receipt of the documents described above. Sublandlord shall be deemed to have waived its right to payment for any utility charge unless such charge has been submitted to Subtenant within twelve (12) months of the date of Sublandlord receives such bill or charge from the utility provider.

12. SUBTENANT'S PRO RATA SHARE OF COMMON AREA OPERATING EXPENSES, INSURANCE AND TAXES.

GENERAL DEFINITIONS

. The term "Operating Expenses" shall mean the reasonable and necessary, out-of-pocket costs and expenses actually paid in any calendar year directly attributable to maintaining, operating, and providing services to and for the Common Areas without duplication, including the costs of utilities, maintenance, supplies and wages, and subject to the exceptions set forth in Section 12.5. If Sublandlord calculates Operating Expenses on a Sublease Year basis, references in this Article to calendar year shall be changed to Sublease Year where appropriate. The term "Common Areas" shall mean all portions of the Building and Project, but excluding the Sublet Premises and all other spaces in the Building and the Project that are not intended to be used in common by all tenants of the Project or that are otherwise designed to be leased to or exclusively used by any other Subtenant or occupant of the Project. The terms "Sublandlord's Insurance" and "Real Property Taxes" shall have the meanings assigned in Sections 7.2 and 10.1 respectively and shall not be included in Operating Expenses for any purpose, including without limitation, the calculation of any management or administrative fees.

DEFINITION OF SUBTENANT'S PRO RATA SHARE

. Subtenant's Pro Rata Share shall be the ratio of the Gross Leasable Area of the Sublet Premises to the Gross Leasable Area in the Project (Subtenant's "**Pro Rata Share**"). Subtenant's Pro Rata Share is estimated to be 10.24%. Sublandlord represents that as of the date hereof, the Building will contain approximately 91,517 square feet of Gross Leasable Area. For purposes of this Sublease, "**Gross Leasable Area**" of any Subtenant's Sublet Premises in the Project (other than Subtenant's Sublet Premises) means the number of gross square metres of leasable floor area (regardless of whether such area is occupied or enclosed) intended primarily for the exclusive use by an occupant for any length of time. Such Gross Leasable Area of any Sublet Premises (excluding Subtenant's Sublet Premises) shall be measured from the exterior face of exterior walls and the exterior face of service corridor walls, the line along the front of the such Sublet Premises where it abuts the sidewalk or other Common Area (which

line is commonly known as the "lease line"), and the center line of any wall that such Sublet Premises shares with other leasable areas of the Building.

SUBTENANT'S PAYMENT

. Commencing on the Rent Commencement Date, for each calendar year of the Term (prorated for any calendar year falling partially within the Term), Subtenant shall pay to Sublandlord as additional rent Subtenant's Pro Rata Share of Operating Expenses, Sublandlord's Insurance and Real Property Taxes (collectively known as "**Annual Additional Rent**"). Prior to the Rent Commencement Date and at least thirty (30) days prior to the beginning of each calendar year thereafter, Sublandlord shall furnish to Subtenant a written statement setting forth the following: (a) an estimate of the amount Sublandlord will pay for Operating Expenses (broken down into reasonable categories), Real Property Taxes and Sublandlord's Insurance for the then upcoming calendar year; (b) Sublandlord's estimate of Subtenant's Annual Additional Rent; and (c) a calculation of one-twelfth (1/12) of Sublandlord's estimate of Subtenant's Annual Additional Rent ("**Monthly Estimated Rent**"). Sublandlord's estimates of Subtenant's Annual Additional Rent shall be reasonably based on the actual amounts paid by Subtenant for such expenses during the previous year. Subtenant shall pay to Sublandlord the Monthly Estimated Rent beginning on the Rent Commencement Date and on the first day of every successive calendar month thereafter during the Term. Monthly Estimated Rent for a period of less than one month shall be prorated on a daily basis based on a three hundred sixty-five (365) day year. Notwithstanding anything contained herein to the contrary, the portion of Subtenant's Annual Additional Rent attributable to Operating Expenses shall not increase by more than five percent (5%) (excluding Real Property Taxes) on a non-cumulative basis over the portion of Subtenant's Annual Additional Rent attributable to Operating Expenses payable by Subtenant for the previous calendar year.

RECONCILIATION

. For each calendar year of the Term, within sixty (60) days after the end of each calendar year, Sublandlord shall furnish to Subtenant, at the notice address provided for in Article 23, a statement in reasonable detail and certified as complete and correct by an authorized representative of Sublandlord, including supportive documentation, setting forth (a) Sublandlord's actual costs for Operating Expenses, Real Property Taxes and Sublandlord's Insurance for that year by category and amount; (b) the amount of Subtenant's Annual Additional Rent; and (c) the sum of Subtenant's Monthly Estimated Rent payments made during the year. If the amount of Subtenant's Annual Additional Rent exceeds the sum of Subtenant's Monthly Estimated Rent payments (and a statement has been received during such sixty (60) day period), Subtenant shall pay the deficiency to Sublandlord within forty-five (45) days after Subtenant's receipt of such statement, provided that Subtenant may suspend payment of any amount which (x) it disputes in good faith, (y) was paid by Sublandlord in a calendar year other than the year covered by the statement, or (z) it has not been provided with reasonable details as set forth above, until resolution thereof. If the sum of Subtenant's Monthly Estimated Rent payments during the year exceeds the amount of Subtenant's Annual Additional Rent, Sublandlord shall pay the excess to Subtenant at the time Sublandlord is required to furnish the statement hereunder, or, if the Term has not expired, may credit the excess toward the payments of Base Rent and Subtenant's Monthly Estimated Rent next falling due. Sublandlord shall be deemed to have waived its right to payment for any amount which is understated or not included in the statement for the year in which the work was performed or the cost was billed to Sublandlord. Subtenant shall not be required to reimburse Sublandlord for any amounts claimed to be due Sublandlord in connection with any reconciliation not produced by Sublandlord within the time period referenced above.

EXCLUSIONS FROM OPERATING EXPENSES

. Notwithstanding anything to the contrary contained in this Sublease, Operating Expenses shall not include: (a) the initial costs of any item properly chargeable to a capital account using generally accepted accounting principles consistently applied or the original costs of constructing the Project; (b) the cost of any capital addition, repair or replacement to the Project (or reserves therefor); (c) expenses for which Sublandlord is or will be reimbursed by another source (excluding Subtenant reimbursement for Operating Expenses), including but not limited to repair or replacement of any item covered by warranty;

(d) costs incurred to benefit (or as a result of) a specific Subtenant or items and services selectively supplied to any specific Subtenant; (e) expenses for the defence of Sublandlord's title to the Real Property; (f) structural repairs and replacements; (g) depreciation and amortization of the Project or financing costs, including interest and principal amortization of debts; (h) charitable, lobbying, special interest or political contributions; (i) costs of improving or renovating space for a Subtenant or space vacated by a Subtenant; (j) any amounts expended by Sublandlord to comply with any Environmental Laws; (k) costs to correct original or latent defects in the design, construction or equipment of the Project; (l) expenses paid directly by any Subtenant for any reason (such as excessive utility use); (m) any repair, rebuilding or other work necessitated by expropriation, fire, windstorm or other insured casualty or hazard; (n) any expenses incurred (i) to comply with any governmental laws, regulations and rules or any court order, decree or judgment; or (ii) as a result of Sublandlord's alleged violation of or failure to comply with any governmental laws, regulations and rules or any court order, decree or judgment; (o) leasing commissions, advertising expenses and other costs incurred in leasing or procuring new tenants; (p) rental on ground leases or other underlying leases; (q) legal fees, accounting fees and expenditures incurred in connection with tax contests or negotiations, disputes and claims of other tenants or occupants of the Project or with other third parties except as specifically provided in this Sublease; (r) cost of the initial stock of tools and equipment for operation, repair and maintenance of the Project; (s) any duplicate expenses or costs; (t) amounts billed (directly or indirectly) for salaries, overhead and expenses for office rent and office supplies and (u) administrative or management fees.

RECORDS

. Sublandlord shall keep records showing all expenditures incurred as Operating Expenses, Sublandlord's Insurance and Real Property Taxes for each calendar year for a period of three (3) years following each year, and such records shall be made available for inspection and photocopying by Subtenant and/or its agents during ordinary business hours in the city in which the Sublet Premises are located.

DISPUTE RESOLUTION

. Any dispute with respect to Sublandlord's calculations of Subtenant's Annual Additional Rent shall be resolved by the parties through consultation in good faith within sixty (60) days after written notice by Subtenant to Sublandlord. However, if the dispute cannot be resolved within such period, the parties shall request an audit of the disputed matter from an independent, certified public accountant selected by both Sublandlord and Subtenant, whose decision shall be based on generally accepted accounting principles and shall be final and binding on the parties. If there is a variance of three percent (3%) or more between said decision and Sublandlord's determination of Subtenant's Annual Additional Rent, Sublandlord shall pay the costs of the audit and shall credit any overpayment toward the next Base Rent and/or Monthly Estimated Rent payment falling due or pay such overpayment to Subtenant within thirty (30) days of completion of the audit. If the variance is less than three percent (3%), Subtenant shall pay the cost of said audit. Each party agrees not to enforce any alleged reconciliation defaults during the period in which the parties are exercising such good faith resolution efforts prior to a final audit determination.

13. ASSIGNMENT AND SUBLETTING.

Subtenant may, without Sublandlord's consent, sub-sublet or license all or any portion of the Sublet Premises, or assign its interest in this Sublease to: (a) a parent, subsidiary, affiliate, division or other entity controlling, controlled by or under common control with Subtenant; (b) a successor entity related to Subtenant by merger, consolidation, reorganization or government action; or (c) an arm's length third party (each a "**Permitted Transfer**"). For the purpose of this Sublease, any sale or transfer of Subtenant's capital stock, redemption or issuance of additional stock of any class shall not be deemed an assignment, sub-sublet, license or any other transfer of Subtenant's interest in this Sublease or the Sublet Premises. Except for a Permitted Transfer, Subtenant may assign this Sublease or sub-sublet or license all or any portion of the Sublet Premises with Sublandlord's consent acting reasonably by first notifying Sublandlord of its intent to market the Premise for assignment or sublet.

14. DEFAULTS; REMEDIES.

SUBTENANT'S DEFAULTS

. The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Subtenant:

(a) The failure by Subtenant to make any payment of Base Rent or any other payment required to be made by Subtenant hereunder, as and when due, where such failure shall continue for a period of thirty (30) days after Subtenant's receipt of Sublandlord's notice in writing of such failure; or

(b) The failure by Subtenant to observe or perform any of the covenants, conditions, or provisions of this Sublease to be observed or performed by Subtenant, other than the payment of sums due hereunder, where such failure shall continue for a period of thirty (30) days after Subtenant's receipt of Sublandlord's written notice thereof; provided, however, that if the nature of Subtenant's default is such that more than thirty (30) days are reasonably required for its cure, then Subtenant shall not be deemed to be in default if Subtenant commences such cure within such thirty (30) day period and thereafter diligently pursues such cure to completion.

REMEDIES IN DEFAULT

. In the event of any such default which remains uncured after the expiration of the applicable notice and cure period(s) specified above, Sublandlord may, in accordance with procedures required by law, pursue one of the following remedies:

(a) In the event of a material default, Sublandlord may terminate Subtenant's right to possession of the Sublet Premises by any lawful means, in which case this Sublease shall terminate and Subtenant shall surrender possession of the Sublet Premises to Sublandlord within thirty (30) days after Subtenant's receipt of Sublandlord's written notice of termination, during which period the Base Rent and Annual Additional Rent shall continue to accrue and become due hereunder. Sublandlord shall not be entitled to terminate this Sublease during any time that the parties are involved in a good faith dispute regarding the existence of an alleged material uncured default. In the event Sublandlord is permitted to terminate this Sublease as set forth herein, Sublandlord shall be entitled to recover from Subtenant all damages incurred by Sublandlord by reason of Subtenant's default including, but not limited to, the cost of recovering possession of the Sublet Premises, expenses of reletting (but excluding necessary renovation and alteration of the Sublet Premises for use by a subsequent Subtenant or occupant), and the Base Rent and Annual Additional Rent as it becomes due hereunder; provided that Subtenant shall be entitled to a credit against such amounts equal to (i) the amounts received by Sublandlord by re leasing the Sublet Premises or otherwise mitigating its damages or (ii) if Sublandlord fails to re-let the Sublet Premises, the fair market rental value of the Sublet Premises for the applicable period. Notwithstanding anything in this Sublease to the contrary, in no event shall Subtenant be liable for (i) any consequential damages or (ii) lost Base Rent in excess of two (2) years of Base Rent falling due immediately following the default. If Sublandlord relets the Sublet Premises, then any rent or other concessions given to the new Subtenant shall be prorated evenly throughout the entire term of the new sublease; or

(b) Sublandlord may maintain Subtenant's right to possession, in which case this Sublease shall continue in effect whether or not Subtenant shall have abandoned the Sublet Premises. In such event, Sublandlord shall be entitled to enforce all of Sublandlord's rights and remedies under this Sublease including the right to recover the Base Rent and Annual Additional Rent as it becomes due hereunder.

Notwithstanding the foregoing, with respect to any remedy exercised by Sublandlord, Sublandlord shall have an affirmative obligation to obtain another Subtenant for the Sublet Premises promptly, at a fair market rental, and to otherwise mitigate its damages.

SUBLANDLORD'S DEFAULTS AND REMEDIES

. The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Sublandlord: (a) Sublandlord's failure to do, observe, keep and perform any of the terms, covenants, conditions, agreements or provisions of this Sublease required to be done, observed, kept or performed by Sublandlord, within thirty (30) days after written notice by Subtenant to Sublandlord of said failure (except when the nature of Sublandlord's obligation is such that more than thirty (30) days are required for its performance, then Sublandlord shall not be deemed in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion); or (b) the failure of any representation or warranty of Sublandlord to be true when deemed given hereunder. Notwithstanding the foregoing, in the event Sublandlord's breach creates an emergency situation, or is of such a nature that impairs Subtenant's ability to operate in the Sublet Premises (which shall include by way of illustration and not limitation, obstructions or disruptions to: the Building, the Common Areas, parking and street access to the Sublet Premises or the Project, visibility, utilities, roof leaks, health and safety and quiet enjoyment), then Sublandlord shall be required to remedy such breach as soon as commercially reasonable and in any event without delay. In the event of a default by Sublandlord, Subtenant, at its option, without further notice or demand, shall have the right to any one or more of the following remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein: (w) to remedy such default or breach and deduct the costs thereof (including legal fees) from the installments of Base Rent and Annual Additional Rent next falling due; (x) to pursue the remedy of specific performance; (y) to seek money damages for loss arising from Sublandlord's failure to discharge its obligations under this Sublease; and (z) to terminate this Sublease. Nothing herein contained shall relieve Sublandlord from its obligations hereunder, nor shall this Section be construed to obligate Subtenant to perform Sublandlord's repair obligations.

15. EXPROPRIATION.

EXPROPRIATION OF SUBLET PREMISES

. If any portion of the Sublet Premises is taken by a government entity exercising the power of eminent domain, or sold to a government entity by Sublandlord under the exercise of said power (the final judicial order that permits the taking is herein referred to as "expropriation"), this Sublease shall terminate as to the part so taken as of the date the expropriating authority takes possession of the expropriated portion of the Sublet Premises (the "**Expropriation Date**"). If so much of the Sublet Premises is taken, that in Subtenant's reasonable business judgment, the Sublet Premises are no longer reasonably suitable for Subtenant's operations, Subtenant may terminate this Sublease. If the entire Sublet Premises are expropriated, then this Sublease shall automatically terminate as of the Expropriation Date. The party who receives the expropriator's notice of intention to take (the "**Expropriation Notice**") shall immediately give a copy of such notice to the other party.

EXPROPRIATION OF THE REAL PROPERTY

. If as a result of any expropriation of the Real Property or any portion thereof (even though the Sublet Premises are not physically affected), the Sublet Premises, the Building, or the parking areas, sidewalks, driveways and parking and street access to the Sublet Premises and/or the Project are no longer reasonably suited for the conduct of Subtenant's business in Subtenant's reasonable business judgment; then, in any such event, Subtenant may terminate this Sublease at any time after Subtenant receives the Expropriation Notice by giving Sublandlord thirty (30) days written notice.

EXPROPRIATION OF THE PROJECT

. If an expropriation of any portion of the Project (even though the Sublet Premises are not physically affected) renders the Project unsuitable for use as a hotel in the Subtenant's reasonable business judgment, then the Subtenant may terminate this Sublease by giving the Sublandlord at least thirty (30) days written notice.

RESTORATION

. If this Sublease is not terminated, (a) it shall remain in full force and effect as to the portion of the Sublet Premises remaining, provided the Base Rent and all other charges payable hereunder shall be

reduced in the same proportion that the area taken bears to the total area of the Sublet Premises prior to taking, and (b) Sublandlord shall use the expropriation award to restore the Sublet Premises and the other portions of the Project as soon as reasonably possible to a complete unit of the same quality, character and utility for Subtenant's purposes existing prior to the expropriation. Notwithstanding anything contained herein to the contrary, if the restoration of the Sublet Premises and/or the Project is not commenced within thirty (30) days of Sublandlord's receipt of the expropriation award or is not completed within one hundred eighty (180) days from the Expropriation Date, then Subtenant may terminate this Sublease at any time before Sublandlord completes the restoration. If this Sublease is terminated, Sublandlord shall return any deposits, all prepaid Base Rent and other prepaid sums to Subtenant within thirty (30) days of the date of termination of this Sublease.

AWARD

. Sublandlord and Subtenant may each pursue any expropriation award to which it is entitled by applicable law. Subtenant may recover from the condemning authority or from Sublandlord (if Subtenant can show that such amount was included in Sublandlord's award) that portion of any net award or payment attributable to Subtenant's work or installations in the Sublet Premises, including without limitation, the unamortized portion (based on straight-line amortization over a period of years equal to the Initial Term) of Subtenant's development costs incurred in connection with the Sublet Premises, including (without limitation) legal fees, design fees, consultant fees (whether the foregoing fees are incurred by outside or in-house personnel), permitting fees, site selection costs, and construction costs, plus all other costs and expenses incurred by Subtenant in connection with this Sublease or the Sublet Premises, without regard to the expropriation, and any "bonus value" of the rent payable by Subtenant under this Sublease. For the purposes of this Section, a "net" award or payment shall mean the entire award or payment for such taking, less the actual and reasonable expenses incurred in collecting such award or payment.

16. SIGNAGE.

Subtenant, at its cost, shall have the right to install or place signs, awnings, or other advertising materials in, on or about the Sublet Premises or on the Project to the maximum extent permitted by law; **[**

Sublandlord shall not vary or change the location, size or position of Subtenant's signage. Notwithstanding anything contained herein to the contrary, Sublandlord hereby consents to, and Subtenant shall be permitted to install, Subtenant's then-current trademarked name(s), colours, letters, font and logo in Subtenant's signage. Notwithstanding anything contained herein to the contrary, Subtenant shall not be required to obtain Sublandlord's consent for any promotional or advertising signs or displays within the interior of the Sublet Premises. Sublandlord shall not allow any signage other than Subtenant's to be erected on the exterior walls of the Sublet Premises or on the face of the Building or on the roof above the Sublet Premises.

17. SUBTENANT'S RIGHT OF EARLY TERMINATION.

Notwithstanding anything contained herein to the contrary, Subtenant, in its sole discretion, shall have the right to terminate this Sublease as of the Early Termination Date. The "**Early Termination Date**" shall be any date on or after October 1, 2024. In order to exercise this early termination right, Subtenant must give Sublandlord written notice no less than one hundred twenty (120) days before the Early Termination Date. Upon the date Subtenant specifies for the Early Termination Date, Subtenant shall be fully and forever released and discharged from any and all obligations, covenants or liabilities of whatsoever kind or nature in law or equity or otherwise arising out of or in connection with this Sublease or any other agreements by and between Sublandlord and Subtenant except any obligation or liability accrued before the Early Termination Date.

18. SUBTENANT'S USE OF COMMON AREAS.

Subtenant shall have the right to use any and all appurtenances and easements benefiting the Sublet Premises and/or other portions of the Project, along with sufficient Common Areas and parking to support its intended use of the Sublet Premises. In addition to the foregoing, Subtenant shall have the

right of access to such portions of the Project outside the Sublet Premises as are necessary to enable Subtenant to exercise its rights under this Sublease. Any changes, additions or alterations to the Sublet Premises or other portions of the Project shall not (a) impair access to, visibility of or frontage of the Sublet Premises; (b) materially affect the conduct of Subtenant's customary business therein; or (c) detract from Subtenant's signage, create confusion regarding the business conducted in the Sublet Premises, or adversely affect the presentation of Subtenant's exterior signage and storefront. In the event of any such interference, in addition to Subtenant's other rights and remedies under this Sublease, applicable law or in equity, the Base Rent and Annual Additional Rent shall be equitably abated based on the degree of interference with Subtenant's business.

19. PARKING AND ACCESS.

At no expense to Subtenant and/or its employees, Sublandlord shall provide all parking for Subtenant's employees (and Sublandlord shall apply for and obtain all variances in connection therewith), as needed to meet all code and permitting requirements for Subtenant's anticipated use throughout the Term. Sublandlord shall not vary or permit to be varied the existing means of ingress and egress to neither the Building nor the Project. Sublandlord shall not reduce the number of parking spaces below that which is required by law for Subtenant to maintain its permit to use and occupy the Sublet Premises or realign the parking spaces in a manner that makes them substantially less accessible to the Sublet Premises.

20. TRASH REMOVAL

Sublandlord shall make arrangements with a waste management company to provide adequate trash and mixed recycling services to the tenants of the Project. If Subtenant is required to share trash removal or recycling containers with other tenants, such shared containers shall be adequately sized and serviced to handle Subtenant's trash and recycling requirements. Sublandlord shall pay the costs of such trash removal and recycling services (including usage of such containers) directly to the company providing such service. Sublandlord shall submit an invoice to Subtenant for such trash and recycling services at least once each calendar quarter. Such invoice shall show in reasonable detail the calculation of Subtenant's share of trash and recycling charges and shall be accompanied by a copy of Sublandlord's bill for such period. Sublandlord shall not charge Subtenant a rate for any trash and recycling services in excess of the lesser of (a) the rate Sublandlord pays the supplier of the service and (b) the rate at which Subtenant could purchase the services directly through an available supplier. Subtenant shall pay to Sublandlord its share of trash and recycling service charges within thirty (30) days after receipt of the documents described above. Subtenant's share of the costs of such trash and recycling service shall be based on the Gross Leasable Area of the Sublet Premises compared to the total Gross Leasable Area of all tenants sharing the services, and shall be deemed additional rent. Sublandlord shall be deemed to have waived its right to payment for any trash and recycling charge unless such invoice has been submitted to Subtenant within twelve (12) months of the date of Sublandlord receives such invoice from the service provider.

21. GENERAL PROVISIONS.

<u>ESTOPPEL CERTIFICATE</u>

. Subtenant shall, no more than once in any Sublease Year and upon not less than thirty (30) days prior written notice from Sublandlord (addressed to Subtenant as set forth in Article 23), execute, acknowledge and deliver to any prospective purchaser or mortgagee, or to Sublandlord on such party's behalf a statement in writing on Subtenant's standard form or on such other form as is acceptable to Subtenant, (a) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect); (b) stating the date to which the Base Rent and other charges are paid and the amount of any security deposit held by Sublandlord, if any; and (c) acknowledging that there are not, to the actual knowledge of the person executing such certificate, any uncured defaults on the part of Sublandlord hereunder, or specifying such defaults, if any, which are claimed. Any such statement may be

conclusively relied upon by any prospective purchaser or encumbrancer of the Sublet Premises. Such certificates shall not affect, prejudice or waive any rights or remedies of Subtenant against Sublandlord.

SUBLANDLORD'S INTERESTS

. Sublandlord represents and warrants to Subtenant that as of the Effective Date and throughout the entirety of the term of this Sublease, (a) Sublandlord owns and holds a lease in and to the Building and the Real Property enabling Sublandlord to enter into an enforceable sublease with Subtenant on the terms and conditions contained herein; (b) the real or immovable property identified on **Exhibit A** contains the Sublet Premises described in Section 1.1; (c) there are no encumbrances, liens, covenants in effect that would limit Subtenant's rights or augment Subtenant's obligations hereunder; and Sublandlord further represents and warrants that it will not enter into any such encumbrances, liens, or covenants that do so; (e) Sublandlord is unaware of any impending expropriation plans, proposed assessments or other adverse conditions relating to the Real Property. Sublandlord will indemnify and hold Subtenant harmless if any of the foregoing representations and warranties prove to be untrue. The term "**Sublandlord**" as used herein shall mean only the owner or owners, at the time in question, of the fee title or lease of the Sublet Premises. In the event of an assignment or transfer of this Sublease by Sublandlord for other than security purposes, Sublandlord shall cause its assignee or transferee to assume the provisions of this Sublease and deliver a new notice address to Subtenant and Sublandlord shall deliver written notice of such assignment or transfer and a copy of the effective instrument of transfer to Subtenant within fifteen (15) days after the date of transfer. Subtenant shall be entitled to continue to pay rent and give all notices to Sublandlord until Subtenant has received the foregoing from Sublandlord and notice information from Sublandlord's transferee. Sublandlord shall deliver all funds in which Subtenant has an interest, including but not limited to Subtenant's security deposit, if any, to Sublandlord's purchaser, transferee or assignee. Nothing herein shall be deemed to relieve Sublandlord of any liability for its acts, omissions or obligations occurring or accruing up to and including the date of such transfer.

AUTHORITY

. Each of Sublandlord and Subtenant hereby represents and warrants that this Sublease has been duly authorized, executed and delivered by and on its behalf and constitutes such party's valid and binding agreement in accordance with the terms hereof.

SEVERABILITY

. The invalidity of any provision of this Sublease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

TIME OF ESSENCE

. Time is of the essence to the parties executing this Sublease.

INTERPRETATION

. Article and Section headings are not a part hereof and shall not be used to interpret the meaning of this Sublease. This Sublease shall be interpreted in accordance with the fair meaning of its words and both parties certify they either have been or have had the opportunity to be represented by their own counsel and that they are familiar with the provisions of this Sublease, which provisions have been fully negotiated, and agree that the provisions hereof are not to be construed either for or against either party as the drafting party.

INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS

. This Sublease contains all agreements of the parties as of the date hereof with respect to any matter mentioned herein. No prior agreement, correspondence or understanding pertaining to any such matter shall be effective to interpret or modify the terms hereof. Oral commitments or promises are not enforceable and shall not be binding or made part of this Sublease. Any revisions or modifications to this

Sublease must be in writing and mutually accepted by persons with full and complete authority to bind the party, as designated by this Sublease. Sublandlord waives the right to claim or assert the existence of any other modifications to this Sublease. This Sublease may be modified only in writing, signed by the parties in interest, at the time of the modification. Sublandlord specifically acknowledges that Subtenant's employees at the Sublet Premises do not have authority to modify this Sublease or to waive Subtenant's rights hereunder.

WAIVERS

. No waiver by Sublandlord or Subtenant of any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Subtenant or Sublandlord of the same or any other provision. A party's consent to or approval of any act shall not be deemed to render unnecessary obtaining such party's consent to or approval of any subsequent act. No waiver shall be effective unless it is in writing, executed on behalf of Sublandlord or Subtenant by the person to whom notices are to be addressed.

REGISTRATION

. Sublandlord or Subtenant may register a short form of sublease ("**Short Form of Sublease**") at the requesting party's expense. At Sublandlord's or Subtenant's request, the parties shall execute a Short Form of Sublease in recordable form giving notice of such non-monetary terms as Subtenant may reasonably request, including Subtenant's exclusivity and option rights. If Subtenant elects to register a Short Form of Sublease and Sublandlord requests in writing the removal of same upon expiration or earlier termination of this Sublease, Subtenant shall (at Subtenant's expense), remove the recorded Short Form of Sublease from the title land records, giving notice of such non-monetary terms including the Term, options to extend the Term or renew this Sublease, Subtenant's exclusive use rights, options to purchase, rights of first refusal, rights of first offer to sublease, and any exclusive/non-exclusive rights to use the Common Areas for the purposes of access, parking and signage.

HOLDING OVER

. If Subtenant remains in possession of the Sublet Premises or any part thereof after the expiration of the Term, with or without the consent of Sublandlord, such occupancy shall be a tenancy from month-to-month at a rental in the amount of the Base Rent payable in the last month of the Term, plus all other charges payable hereunder, and upon the terms hereof applicable to month-to-month tenancies.

CUMULATIVE REMEDIES

. Except where otherwise expressly provided in this Sublease, no remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

BINDING EFFECT; CHOICE OF LAW

. This Sublease shall be binding upon and benefit the parties, their personal representatives, successors and assigns. This Sublease shall be governed by the laws of the province where the Sublet Premises are located.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

. This Sublease shall be subordinate to all existing mortgages, affecting the Project as of the Effective Date of this Sublease, provided that as a condition precedent to the Commencement Date Subtenant may require that Subtenant, Sublandlord and Sublandlord's lender execute and record a subordination non-disturbance and attornment agreement ("**SNDA**") in registerable form. In addition, Sublandlord shall not permit any new mortgage, to be registered against the Real Property after the Effective Date and prior to registration of the Short Form of Sublease unless Subtenant, Sublandlord and Sublandlord's lender first execute and register an SNDA. If requested by Sublandlord, Subtenant agrees

to subordinate this Sublease to the lien of any mortgage, subsequently placed on the Real Property after the Short Form of Sublease is registered, and to attorn to Sublandlord's successor following any foreclosure, sale or transfer in lieu thereof; provided that the mortgagee, transferee, purchaser, lessor or beneficiary ("**Sublandlord's Successor**") agrees in an SNDA in form and substance satisfactory to Subtenant that Subtenant's use or possession of the Sublet Premises shall not be disturbed, nor shall its obligations be enlarged or its rights be modified by reason of any such transaction. Notwithstanding any foreclosure or sale under any mortgage, (or transfer by deed in lieu thereof), this Sublease shall [redacted]

reasonably anticipated and (ii) that the weather conditions complained of had a significant adverse effect on the performance of a Required Act. To establish the extent of any delay to the performance of a Required Act due to abnormal adverse weather, a comparison will be made of the weather for the time of performance of the Required Act with the average of the preceding ten (10) years climatic range based on the National Weather Service statistics for the nearest weather reporting station to the Sublet Premises. No extension of time for or excuse for a delay in the performance of a Required Act will be granted for rain, snow, wind, cold temperatures, flood or other natural phenomena of normal intensity for the locality where the Sublet Premises are located.

CONFIDENTIALITY OF SUBLEASE

. From and after the date sublease negotiations were entered into and throughout the Term of this Sublease, the parties shall not disclose any of the terms, covenants, conditions or agreements set forth in the letters of intent or in this Sublease or any amendments hereto, nor provide such correspondence, this Sublease, any amendments hereto or any copies of the same, nor any other information (oral, written or electronic) which is communicated by or on behalf of Subtenant or on behalf of Sublandlord relating to Subtenant's proposed development of the Sublet Premises (including, without limitation, architectural plans, specifications, site plans and drawings) or Subtenant's business, to any person including, without limitation, any brokers, any other tenants in the Building or any affiliates, agents or employees of such tenants or brokers except as set forth herein, without Subtenant's written consent or except as ordered by a court with appropriate authority provided Sublandlord seeks available protective orders. Sublandlord hereby acknowledges that the disclosure of the foregoing to any third party would cause material damage to Subtenant, and Sublandlord agrees to indemnify, save and hold Subtenant harmless from and against any and all damages suffered by Subtenant which are attributable to any disclosure by Sublandlord in violation of the terms of this provision. Notwithstanding the foregoing, Sublandlord may disclose the terms of this Sublease to those of its partners, employees, consultants, solicitors, accountants, current or potential mortgagees, lenders or purchasers of the Real Property who agree to be bound by the terms of this Section and Subtenant may disclose the terms of this Sublease to those of its partners, employees, consultants, solicitors, accountants and current or potential lenders, assigns or subtenants who agree to be so bound.

CONSENTS

. Whenever the right of approval or consent is given to a party pursuant to this Sublease, that party shall not unreasonably withhold, condition or delay its consent unless this Sublease expressly provides otherwise.

WAIVER OF JURY TRIAL

. With respect to any litigation arising out of or in connection with this Sublease, Sublandlord and Subtenant hereby expressly waive the right to a trial by jury.

22. QUIET ENJOYMENT.

Without limiting any rights Subtenant may have by statute or common law, Sublandlord covenants and agrees that, so long as this Sublease is in full force and effect, Subtenant shall lawfully and quietly hold, occupy and enjoy the Sublet Premises during the Term of this Sublease without disturbance by Sublandlord or by any person having title paramount to Sublandlord's title or by any person claiming through or under Sublandlord.

23. NOTICES.

Whenever a provision is made under this Sublease for any demand, notice or declaration of any kind (even if the provision does not expressly require notice in writing), or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by registered (or certified) mail, postage prepaid, or by pre-paid nationally recognized overnight courier service, addressed at the addresses set forth below or at such address as either party may advise the other from time to time. In the event a party refuses to

accept delivery of a properly issued notice, the date of rejection shall be deemed the date notice has been received. Any such notice, demand or declaration which does not comply with the foregoing requirements above shall be ineffective for purposes of this Sublease.

To Sublandlord at:	Hotel Versante Ltd. c/o Fasken Martineau DuMoulin LLP 2900 – 550 Burrard Street, Vancouver, BC V6C 0A3
To Subtenant at:	Club Versante Management Ltd. c/o Fasken Martineau DuMoulin LLP 2900 – 550 Burrard Street, Vancouver, BC V6C 0A3

Notices, demands, or declarations given under this Sublease will be deemed to have been given when received or when receipt is refused.

24. PARAMOUNTCY OF HEAD LEASE.

The Subtenant acknowledges and agrees that it has no greater interest in the Sublet Premises than the Sublandlord under the Head Lease.

25. GOVERNING LAW.

This Sublease will be governed in accordance with laws applicable in the province of British Columbia, and the parties irrevocably submit to the non-exclusive jurisdiction of the courts of British Columbia.

26. EXHIBITS.

The following exhibits are attached to this Sublease and by this reference are incorporated herein:

Exhibit A	–	Legal Description
Exhibit B	–	Project Site Plan Identifying Sublet Premises
Exhibit C	–	Diagram of Sublet Premises

27. PLANNING/SUBDIVISION LEGISLATION.

This Sublease is subject to the requirements of the applicable planning/subdivision legislation of the Province of British Columbia. If consent is required pursuant to such legislation, Sublandlord will undertake to obtain such consent at its sole cost and expense.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date of full execution by Sublandlord and Subtenant.

SUBLANDLORD:

HOTEL VERSANTE LTD.,
by its authorized signatory:

By: ______________________
Name: NG YEUNG CHING
Title: Director.
(I/We have authority to bind the corporation)

SUBTENANT:

CLUB VERSANTE MANAGEMENT LTD.,
by its authorized signatory:

By: ______________________
Name: Amy Venhuizen.
Title: Director.
(I have authority to bind the corporation)

EXHIBIT A

LEGAL DESCRIPTION

That certain air space parcel situated in the Province of British Columbia and more particularly described as follows:

Parcel Identifier: 030-795-851
Air Space Parcel 2 Section 21 Block 5 North Range 6 West
New Westminster District Air Space Plan EPP73985

EXHIBIT B

PROJECT SITE PLAN


STRATA PLAN OF AIR SPACE PARCEL 2
SECTION 21 BLOCK 5 NORTH RANGE 6 WEST
NEW WESTMINSTER DISTRICT AIR SPACE PLAN EPP73985
BCGS 92G.015
STRATA PLAN EPS7234
EXHIBIT "B"
NAME OF DEVELOPMENT:
INTERNATIONAL TRADE CENTRE HOTEL
CIVIC ADDRESS:
8499 BRIDGEPORT ROAD
RICHMOND, B.C.
RIVER ROAD
STRATA PLAN EPS5803
STRATA PLAN EPS5802
WEST ROAD
Rem 1
PLAN EPP37734
Sec 21
STRATA PLAN EPS5804
STRATA PLAN EPS5801
Bk 5 N
AIR SPACE PARCEL 2
AIR SPACE PLAN EPP73985
R 6 W
BRIDGEPORT ROAD
LEGEND
MATSON PECK & TOPLISS
SURVEYORS & ENGINEERS
R-20-16907-STRATA-ASP2

294188.00001/96542276.6

EXHIBIT C

DIAGRAM OF SUBLET PREMISES



LEVEL 1
SHEET 4 OF 19 SHEETS
STRATA PLAN EPS7234
EXHIBIT "C"
THE INTENDED PLOT SIZE OF THIS PLAN IS 560mm IN WIDTH BY 432mm IN HEIGHT (C SIZE) WHEN PLOTTED AT A SCALE 1:150
Rem 1
PLAN EPP37734
TYPICAL HEAVY OUTLINE INDICATES LIMITS OF THIS STRATA PLAN CONSISTENT WITH AIR SPACE PARCEL 2 AIR SPACE PLAN EPP73985
WEST ROAD
STRATA LOT BOUNDARY: COINCIDENT WITH ASP BOUNDARY (TYP.)
STRATA LOT BOUNDARY: SEE NOTE (C)
S.L. 1
424.2 m²
STRATA PLAN EPS5801
CORRIDOR C.P.
RECEIVING CLERK C.P.
E.M.R. C.P.
LUGGAGE ROOM C.P.
BUSINESS CENTER C.P.
MANAGER'S OFFICE C.P.
STAIRS C.P.
VESTIBULE C.P.
ELEVATOR C.P.
LOBBY C.P.
ELEVATORS C.P.
RECEPTION/LOUNGE C.P.
C.P.
STRATA LOT BOUNDARY: SEE NOTE (F)
STRATA LOT BOUNDARY: EXTERIOR OF GLASSLINE (TYP.)
ASP 2
ASPL EPP73985
Rem 1
PLAN EPP37734
BRIDGEPORT ROAD
CROSS SECTION ARROWS POINT IN THE DIRECTION OF VIEW.
PURSUANT TO SECTION 68 OF THE STRATA PROPERTY ACT, STRATA LOT BOUNDARIES ARE TAKEN TO:
A) EXTERIOR OF STRUCTURAL PORTION OF EXTERIOR WALLS
B) EXTERIOR OF GLASS LINE
C) COMMON PROPERTY SIDE OF STRUCTURAL PORTION OF INTERIOR WALLS ADJACENT TO COMMON PROPERTY FEATURE
D) CENTRE OF STRUCTURAL PORTION OF INTERIOR WALLS BETWEEN STRATA LOTS
E) AIR SPACE PARCEL BOUNDARIES
F) PORTION OF INTERIOR STRUCTURAL CORE WALLS, EQUIVALENT TO THE WIDTH OF THE ADJACENT EXTERNAL FRAMED WALLS BETWEEN COMMON PROPERTY AND STRATA LOTS.
LIMITED COMMON PROPERTY (LCP) HEIGHT DELIMITER STATEMENT: ALL LCP BALCONY AND PATIO AREAS ARE DEFINED AS TO HEIGHT BY THE CENTRELINE OF THE FLOOR/CEILING ABOVE OR ITS EXTENSIONS, OR WHERE THERE IS NO FLOOR/CEILING ABOVE, BY A HEIGHT OF 3m ABOVE THE CEILING BELOW THE LCP AREA
MATSON PECK & TOPLISS
SURVEYORS & ENGINEERS
#320 – 11120 HORSESHOE WAY
RICHMOND, B.C. V7A 5H7
PH: 604.270.9331
FAX: 604.270.4137
CADFILE: 16907-21-STRATA-ASP 2.DWG
R-20-16907-STRATA-ASP2
JOSE L. COELHO, BCLS 750
4TH DAY OF DECEMBER, 2020


LEVEL 12
SHEET 15 OF 19 SHEETS
STRATA PLAN EPS7234
EXHIBIT "C"
THE INTENDED PLOT SIZE OF THIS PLAN IS 560mm IN WIDTH BY 432mm IN HEIGHT (C SIZE) WHEN PLOTTED AT A SCALE 1:150
STRATA PLAN EPS5803
C.P.
AIR SPACE PARCEL 2
AIR SPACE PLAN EPP73985
WEST ROAD
STRATA LOT BOUNDARY: EXTERIOR OF GLASSLINE (TYP.)
S.L. 11
331.1 m2
STAIRS C.P.
CORRIDOR C.P.
VESTIBULE C.P.
ELEVATOR C.P.
LOBBY C.P.
ELEVATORS C.P.
ELEC.
PT. S.L. 12
169.0 m2
TOTAL: 229.3 m2
P-12
STRATA LOT BOUNDARY: SEE NOTE (C)
STRATA LOT BOUNDARY: SEE NOTE (D)
STRATA LOT BOUNDARY: SEE NOTE (F)
Rem 1
PLAN EPP37734
CROSS SECTION ARROWS POINT IN THE DIRECTION OF VIEW.
PURSUANT TO SECTION 68 OF THE STRATA PROPERTY ACT, STRATA LOT BOUNDARIES ARE TAKEN TO:
A) EXTERIOR OF STRUCTURAL PORTION OF EXTERIOR WALLS
B) EXTERIOR OF GLASS LINE
C) COMMON PROPERTY SIDE OF STRUCTURAL PORTION OF INTERIOR WALLS ADJACENT TO COMMON PROPERTY FEATURE
D) CENTRE OF STRUCTURAL PORTION OF INTERIOR WALLS BETWEEN STRATA LOTS
E) AIR SPACE PARCEL BOUNDARIES
F) PORTION OF INTERIOR STRUCTURAL CORE WALLS, EQUIVALENT TO THE WIDTH OF THE ADJACENT EXTERNAL FRAMED WALLS BETWEEN COMMON PROPERTY AND STRATA LOTS.
LIMITED COMMON PROPERTY (LCP) HEIGHT DELIMITER STATEMENT:
ALL LCP BALCONY AND PATIO AREAS ARE DEFINED AS TO HEIGHT BY THE CENTRELINE OF THE FLOOR/CEILING ABOVE OR ITS EXTENSIONS, OR WHERE THERE IS NO FLOOR/CEILING ABOVE, BY A HEIGHT OF 3m ABOVE THE CEILING BELOW THE LCP AREA
TYPICAL HEAVY OUTLINE INDICATES LIMITS OF THIS STRATA PLAN CONSISTENT WITH AIR SPACE PARCEL 2 AIR SPACE PLAN EPP73985
MATSON PECK & TOPLISS
SURVEYORS & ENGINEERS
#320 – 11120 HORSESHOE WAY
RICHMOND, B.C. V7A 5H7
PH: 604.270.9331
FAX: 604.270.4137
CADFILE:16907-21-STRATA-ASP 2.DWG
R-20-16907-STRATA-ASP2
BRIDGEPORT ROAD
JOSE L. COELHO, BCLS 750
4TH DAY OF DECEMBER, 2020



LEVEL 13
THE INTENDED PLOT SIZE OF THIS PLAN IS 560mm IN WIDTH BY 432mm IN HEIGHT (C SIZE) WHEN PLOTTED AT A SCALE 1:150
EXHIBIT "C"
SHEET 16 OF 19 SHEETS
STRATA PLAN EPS7234
STRATA PLAN EPS5803
DETAIL
NOT TO SCALE
PT. S.L. 12
OPEN TO BELOW
AIR SPACE PARCEL 2
AIR SPACE PLAN EPP73985
C.P.
WEST ROAD
S.L. 13
311.2 m2
PT. S.L. 12
60.3 m2
SEE DETAIL
STRATA LOT BOUNDARY: EXTERIOR OF GLASSLINE (TYP.)
STRATA LOT BOUNDARY: SEE NOTE (D)
STRATA LOT BOUNDARY: SEE NOTE (C)
STRATA LOT BOUNDARY: SEE NOTE (F)
STRATA LOT BOUNDARY: SEE NOTE (B)
STAIRS C.P.
VESTIBULE C.P.
ELEVATOR C.P.
ELEVATORS C.P.
ELEC
OPEN TO BELOW
Rem 1
PLAN EPP37734
CROSS SECTION ARROWS POINT IN THE DIRECTION OF VIEW.
PURSUANT TO SECTION 68 OF THE STRATA PROPERTY ACT, STRATA LOT BOUNDARIES ARE TAKEN TO:
A) EXTERIOR OF STRUCTURAL PORTION OF EXTERIOR WALLS
B) EXTERIOR OF GLASS LINE
C) COMMON PROPERTY SIDE OF STRUCTURAL PORTION OF INTERIOR WALLS ADJACENT TO COMMON PROPERTY FEATURE
D) CENTRE OF STRUCTURAL PORTION OF INTERIOR WALLS BETWEEN STRATA LOTS
E) AIR SPACE PARCEL BOUNDARIES
F) PORTION OF INTERIOR STRUCTURAL CORE WALLS, EQUIVALENT TO THE WIDTH OF THE ADJACENT EXTERNAL FRAMED WALLS BETWEEN COMMON PROPERTY AND STRATA LOTS.
LIMITED COMMON PROPERTY (LCP) HEIGHT DELIMITER STATEMENT: ALL LCP BALCONY AND PATIO AREAS ARE DEFINED AS TO HEIGHT BY THE CENTRELINE OF THE FLOOR/CEILING ABOVE OR ITS EXTENSIONS, OR WHERE THERE IS NO FLOOR/CEILING ABOVE, BY A HEIGHT OF 3m ABOVE THE CEILING BELOW THE LCP AREA
TYPICAL HEAVY OUTLINE INDICATES LIMITS OF THIS STRATA PLAN CONSISTENT WITH AIR SPACE PARCEL 2 AIR SPACE PLAN EPP73985
MATSON PECK & TOPLISS
SURVEYORS & ENGINEERS
#320 - 11120 HORSESHOE WAY
RICHMOND, B.C. V7A 5H7
PH: 604.270.9331
FAX: 604.270.4137
CADFILE:16907-21-STRATA-ASP 2.DWG
R-20-16907-STRATA-ASP2
BRIDGEPORT ROAD
JOSE L. COELHO, BCLS 750
4TH DAY OF DECEMBER, 2020

294188.00001/96542276.6